Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 18, 2012, with respect to the consolidated financial statements of Micronet Ltd. and its subsidiary for the years ended December 31, 2011 and 2010 appearing in the Prospectus, which is a part of this Registration Statement on Form S-1 of Micronet Enertec Technologies, Inc. (f/k/a Lapis Technologies, Inc.)

/s/ Kost Forer Gabbay & Kasierer
Tel-Aviv, Israel	KOST FORER GABBAY & KASIERER
April 23, 2013	A Member of Ernst & Young Global